DISTRIBUTOR'S OPERATING AGREEMENT


                                     BETWEEN



                              A C CAR GROUP LIMITED



                                       AND



                               CHARTERED TRUST PLC

THIS AGREEMENT is made the    day of        199

BETWEEN

     ( 1 )A C CAR GROUP LIMITED of Pride House, Watford Metro Centre, Tolpits Lane, Watford, Herts, WDl 8SB (Registered No. 3217998) ("the Distributor"/

     (2) CHARTERED TRUST PUBLIC LIMITED COMPANY of 24/26 Newport Road, Cardiff, CF2 1 SR (Registered No. 661204) ("Chartered")


WHEREAS:


     ( 1 )The Distributor wishes that there should be a facility to enable its Dealers in Products (both as hereinafter defined) to stock such Products as stock available for supply to customers with the minimum increase in the capital required for such purpose.

     (2) Chartered is willing to purchase Products from the Distributor for the purpose of reselling them to Dealers under such a facility and will allow them before payment by the Dealer to be exhibited as stock on the Dealer's premises.

     (3) The Distributor is willing to grant to Chartered a non-exclusive right to purchase Products for that purpose.

     (4) The parties wish to set out the terms on which such sales will take place.


WHEREBY IT IS AGREED as follows:-

     Definitions


     In this Agreement the following expressions shall have the meanings set opposite them below, that is to say:-

Credit Limit

     the amount notified by Chartered to a Dealer which is the maximum aggregate Purchase Price of Products which Chartered is willing to allow that Dealer to have Delivered to it, and willing itself to have paid to the Distributor pending imminent Delivery, at any one time without having paid Chartered in full therefor;

Dealer

     a dealer in the United Kingdom who has entered into a Dealer Franchise Agreement and who stocks Products or who intends to stock them and with whom Chartered has entered or will enter into a Purchase Agreement;

Dealer Franchise

     the Distributor's  standard form document entitled  [".....................
Agreement Agreement"] under which the Distributor grants the Dealer non-exclusive rights to purchase Products for re-sale to customers with the primary responsibility for promoting the sale of Products within a defined territory;

Delivery

     the act whereby the Distributor transfers physical control of the Product to the Dealer by offloading the Product from the transporter used by the Distributor or its agent onto the Dealer's premises, and "Delivered" shall be construed accordingly;

Despatch Note

     the document issued by the Distributor or its agent to a Dealer identifying a Product by serial number, its unique identification number (which shall be the number permanently marked on the Product so as to be visible immediately upon inspection (by model and by type)), and which bears a Dealer's name and address and the Distributor's relevant document identifying number(s), and which when signed by or on behalf of the relevant Dealer evidences Delivery and acceptance of the Product by that Dealer;

Invoice

     the tax invoice from the Distributor to Chartered for the sale by the Distributor to Chartered of a Product pursuant to the terms of this Agreement, which shows the name and address of the Dealer to whom the Product has been allocated, fully identifies the Product by serial number, model and type and states its Purchase Price including the rate and amount of VAT;

Permitted Period

     the period which starts from the date on which Chartered pays to the Distributor the Purchase Price of a Product in accordance with clause 4 hereof and expiring 180 days thereafter;

Purchase Agreement

     the purchase agreement made between Chartered and a Dealer for the sale by Chartered to the Dealer of Products, in substantially the form set out in Appendix 2 hereto;

Products

     passenger cars and commercial vehicles bearing the trade mark or name of, and supplied by, the Distributor;

Purchase Price

     the price payable by Chartered to the Distributor for the purchase of a Product, being the Distributor's standard published wholesale cash price, less any discount which the Distributor allows (at the date hereof at the rate of twenty per cent in respect of any Product which a Dealer orders for immediate demonstration use) current at the time of supply including VAT.

     The headings to clauses are for guidance only, and do not form part of this Agreement or affect its interpretation.

2.   Allocation

     2.1 The Distributor agrees to sell to Chartered and Chartered agrees to purchase from the Distributor on the terms and conditions set out in this Agreement Products which a Dealer has ordered from the Distributor and been allocated and which the Distributor actually arranges to Deliver to the Dealer.

     The Distributor will not provide any Product to a Dealer at a time when that Dealer is in breach of any of its material obligations to the Distributor under the Dealer Franchise Agreement or is carrying on business in a way which can be reasonably considered as bringing the Distributor's or the Dealer's name or business into disrepute.

     2.2 Chartered may from time to time notify the Distributor that it refuses to purchase hereunder any Products which have been or may be ordered from the Distributor by, or allocated by the Distributor to, a Dealer specified in such notice.

     Such notification will take immediate effect and remain in full force and effect unless and until Chartered notifies the Distributor otherwise, and the Distributor shall not allocate or Deliver any such Products to such Dealer or send to Chartered any Invoices therefor.

     Chartered shall be entitled to give any such notification if the purchase of the Products would result in that Dealer's Credit Limit being exceeded or if in its opinion there are reasonable grounds for doing so, and shall inform the Distributor of the reason for giving any such notification.

     The Distributor shall not (without the prior consent of Chartered) on any day in respect of any Dealer allocate or arrange to Deliver Products or send to Chartered Invoices hereunder if the Purchase Price that would become due from the Dealer to Chartered in respect of those Products would be in excess of
[......  .. .. ...] or such  lower  amount as would,  when  aggregated  with any balance of Purchase Prices of Products then outstanding from the Dealer, equal the Dealer's Credit Limit.

     2.3 The Distributor will notify Chartered in writing each time that it allocates Products to a Dealer, specifying the Purchase Price of those Products and the intended delivery date. Chartered shall confirm within two banking days of receipt of such notice whether or not it intends to refuse purchase of any of the Products specified. If Chartered confirms that it accepts the purchase then the Distributor shall be entitled to accept that as confirmation that the Dealer's Credit Limit would not thereby be exceeded.

     2.4 Subject to sub-clause 2.2 above the Distributor shall be deemed to have accepted the offer by Chartered to purchase each such Vehicle when it sends to Chartered an Invoice in respect of the same. The method set out in this sub-clause 2.4 is the only method by which the Distributor shall accept the offer to purchase a Vehicle. The Distributor shall send such Invoice to Chartered only after it has set in hand or instructed its transport agent to set in hand the Delivery of the relevant Vehicle to the Dealer within four working days of making such arrangement.

3.   Identification

     The Distributor agrees to ensure that each Product is marked permanently in an immediately visible position with a unique identification number before the Product is despatched to a Dealer and to refer to each Product on all Invoices and Despatch Notes by such identification number, model or type. The Distributor shall provide to Chartered a certified true copy of any Despatch Note duly signed by the Dealer within two working days of written request by Chartered.

4.   Payment of Purchase Prices

     Provided that Chartered has not under clause 2.3 hereof refused to purchase a Product from the Distributor Chartered shall pay to the Distributor the amount of the Purchase Price due in respect of that Product, initiating such payment by Bankers Automated Clearing System to the Distributor's bank account notified to Chartered within two banking days of Chartered's receipt of the original Invoice therefor. Interest on any late payment in cleared funds shall be paid at the rate of 2 percent above Finance House Base Rate.


Title and Risk


     5.1 Title to each Product shall pass from the Distributor to Chartered forthwith upon Chartered's payment of the Purchase Price in relation to such Product in accordance with clause 4 hereof.

     5.2 The Distributor acknowledges that Products allocated by the Distributor to a Dealer and sold to Chartered pursuant to this Agreement shall be at the risk of the Distributor until they are actually Delivered to the Dealer.

     Until such Delivery the Distributor shall indemnify Chartered in respect of all loss or damage to a Vehicle howsoever caused and the Distributor shall at its own expense insure and keep insured all such Products fully and adequately against all normal risks with an insurer approved by Chartered and with a note of Chartered's interest endorsed upon the policy of insurance.

     The Distributor shall hold any monies payable under the insurance policy relating to such Product in trust for Chartered and account to Chartered for such monies.


6.   Warranty

     6.1 The Distributor agrees that the purpose for which all Products are sold to Chartered under this Agreement is for re-sale, in accordance with the stipulations expressly made by the Distributor, by Chartered to Dealers on deferred payment terms.

     It is therefore a condition of this Agreement that all Products provided by the Distributor to Chartered shall be the property of the Distributor and as at the date of Delivery be fit for supply as stock, shall be of satisfactory quality and shall conform to any written description or written representation made by the Distributor or the manufacturer or any agent of either of them to Chartered or to any Dealer.

     6.2 The Distributor shall be deemed to have extended to the Dealer the benefit of the collateral warranties set out in Appendix 1 hereto in relation to any Products sold to Chartered and subsequently provided by Chartered to the Dealer and shall indemnify Chartered against any liability of Chartered in respect of a Product for which the Distributor would have been liable if it had supplied the Product direct to the Dealer. The Distributor warrants that it sells all Products to Chartered hereunder subject to and with the benefit of its standard guarantee in force from time to time and that Chartered is entitled to assign all its rights under each such guarantee to the relevant Dealer in respect of any Product Delivered to him.

     6.3 Where the Products (or any parts thereof) are not manufactured by the Distributor the Distributor shall upon written request by Chartered assign to Chartered the benefit of any guarantee, condition, warranty or servicing agreement or arrangement received by the Distributor from the manufacturer (or supplier to the Distributor) of such Products or part thereof. Chartered shall be entitled to assign any such benefit to the relevant Dealer in respect of any Product Delivered to him.


7. Repurchase of Certain Products

     If for any reason Chartered recovers possession of any Product from a Dealer (prior to the happening of a Specified Event under the terms of the Purchase Agreement) Chartered shall return it as soon as practicably possible to the Distributor's address shown above or such other address as the parties may agree, and the Distributor shall repurchase such Product from Chartered. Risk in any such returned Product shall pass to the Distributor on delivery to the place agreed.

     Within seven banking days after its receipt of Chartered's invoice for the re-sale of any such Product the Distributor shall remit to Chartered an amount equivalent to the Purchase Price (including VAT at the then current rate) of that Product less an appropriate allowance if any (to be agreed by Chartered and the Distributor) for any reduction in its value due to its being returned to the Distributor other than in the condition in which the Distributor Delivered it (and interest shall be payable on such net amount at the rate of 4 per cent above the then prevailing Finance House Base Rate for every day after the said seven banking days payment is not made).

     In the event of the parties failing to agree upon any appropriate allowance or value within the said seven banking days (or such longer period as the parties may agree), the allowance or value in dispute shall be determined by an expert appointed by agreement between the parties and failing such agreement by the President for the time being of the Society of Motor Distributors and Traders.

     The expert's costs shall be borne equally by Chartered and the Distributor. Within five banking days of its receipt of Chartered's invoice for the re-sale of such Product following determination by the expert the Distributor shall remit to Chartered an amount equivalent to the Purchase Price (including VAT at the then current rate) of the Product less the allowance (if any) so determined by the expert (and interest shall be payable on such net amount at the rate of 4 per cent above the then prevailing Finance House Base Rate for every day after the said five banking days payment is not made).

8.   Duration

     This Agreement shall continue in force until the first of the following events to occur:-

     8.1 termination by any party upon the expiry of written notice of not less than three months sent to the others, it being understood that this Agreement remains in full force and effect during that period;

     8.2 the Distributor or Chartered stops or expressly threatens to stop payment (other than in accordance with clause 2 or pending any determination by an expert pursuant to clause 7 hereof) or ceases or expressly threatens to cease to carry on its business or a major part thereof, or either of the Distributor or Chartered has a receiver or receiver and manager or administrator appointed or if any meeting of creditors of the Distributor or Chartered is called or any deed or arrangement or assignment for the benefit of creditors is entered into by the Distributor or Chartered, or if distress or execution shall be levied or enforced against the premises or any goods of the Distributor or Chartered or if any judgment or decree for payment against the Distributor or Chartered shall remain unsatisfied for more than 14 days, or if an order is made or an effective resolution passed for the winding up of the Distributor or Chartered, or a meeting of shareholders is called with a view to putting the Distributor or Chartered into liquidation except for the purpose of amalgamation or reconstruction;

     8.3 termination by Chartered forthwith upon any written notice sent by Chartered to the Distributor upon any ceasing of the Distributor to be a company associated with A C Automotive Group, Inc. incorporated in the State of Delaware, USA, within the meaning of "associated" given by section 416 of the Income and Corporation Taxes Act 1988;

     or until such date as may be mutually agreed by both parties


     PROVIDED ALWAYS that termination shall not affect any liability of either party to the other which has accrued prior to the date of termination.


9.   Effect of Termination

     On termination of this Agreement an account shall be taken of what Products (if any) have been recovered by Chartered from a Dealer (prior to any Specified Event under the terms of the Purchase Agreement happening in relation to such Products) but in respect of which Chartered's invoice for the re-sale to the Distributor hereunder has not yet been received by the Distributor, and this Agreement shall continue in regard to the completion of matters in respect of such Products as if this Agreement had not been terminated.

10. Notices

     All notices or other communications hereunder shall be in writing and sent by post or facsimile copier and shall be deemed to have been duly made or given:-

     10.1 if sent by post, when received or three days after having been deposited in the mail first class postage prepaid, whichever is the earlier, or

     10.2 if sent by facsimile copier, when sent

     in either case addressed as follows (or as otherwise most recently notified by one party to the other in writing at any time):-

     to the Distributor:

                           A C Car Group Limited
                           A C Cars House
                           Vickers Drive North
                           Brooklands Industrial Park
                           Weybridge
                           Surrey KTl3 OYU

     Fax Number:          0l 932 343444

     to Chartered:        Chartered Trust plc
                          24/26 Newport Road
                          Cardiff CF21 SR
                          attn Manager, Business Credit (00/SE)

     Fax no:              0l 222 480781

11. Law

     This Agreement shall be governed by and construed in accordance with the law of England.

     IN WITNESS whereof this Deed has been duly executed by us on the respective dates shown below and delivered on the date first above written.




Executed as a Deed by
A C CAR GROUP LIMITED
acting by:-

     ..................... . . .... . . Director

     ......... ......................... Director/Secretary

on the          day of    199




Executed as a Deed by
CHARTERED TRUST PUBLIC LIMITED COMPANY
acting by:-

     .............. ...................... Director

 . ............................................... Director/Secretary
on the          day of     199

                                   APPENDIX 1
                               (as per clause 6.2)

In consideration of the Dealer purchasing on deferred payment terms Products from Chartered pursuant to the terms of a purchase agreement between the Dealer and Chartered the Distributor shall extend to the Dealer in relation to such Products the same benefits including without limitation that of any standard guarantee or warranty as would arise in favour of a Dealer purchasing Products direct from the Distributor under the Distributor's standard conditions of sale and/or pursuant to the Dealer Franchise Agreement with the Distributor.

                                   APPENDIX 2

                          Specimen Purchase Agreement

                               CHARTERED TRUST PLC





                       A Standard Chartered Group Company





                                  AGREEMENT FOR


                                   PURCHASE OF


                              VEHICLES SUPPLIED BY

                              A C CAR GROUP LIMITED





                   ENGLAND, SCOTLAND, WALES & NORTHERN IRELAND

THIS AGREEMENT is made the  day of   199

BETWEEN

     ( 1 ) "Chartered" CHARTERED TRUST PUBLIC LIMITED COMPANY whose registered office is at 24/26 Newport Road, Cardiff CF2 1 SR. Registered in England and Wales Registered Number 661204.

     (2) "the Dealer' of


                     Registered Number:



RECITALS

     A. By an Agreement ("the A C Car Group Dealer Agreement") made between (1) the Dealer and (2) A C Car Group Limited of A C Cars House, Vickers Drive North, Brooklands Industrial Park, Weybridge, Surrey, KTl3 OYU ("the Distributor") the Dealer has been authorised to sell retail Vehicles supplied by the Distributor, subject to the terms of the A C Car Group Dealer Agreement which shall remain in full force and effect save where expressly varied by this Agreement.

     B. At the request of the Distributor Chartered is willing to purchase Vehicles from the Distributor and to resell the same to the Dealer on the terms of this Agreement under which the Dealer agrees to purchase the Vehicles from Chartered upon terms that title to the Vehicles will not pass to the Dealer until full payment has been made, and on the terms set out in the facility offer letter sent by Chartered to and accepted by the Dealer, as varied by any subsequent letters from Chartered from time to time.

OPERATIVE CLAUSES


Definitions

In this Agreement the following expressions shall have the meanings set opposite them below, that is to say:-

"Charge Rate"

The Finance House Base Rate ("FHBR") plus the percentage rate from time to time in force calculated in accordance with Schedule 1 hereto or Clause 12 as appropriate.

"Purchase Price"

The amount payable by Chartered to the Distributor in respect of a parficular Vehicle including all price increases and decreases notified to Chartered by the Distributor and including VAT thereon at the rate current at the time when such payment by Chartered is due.

"Specified Events"

The events specified in Schedule 2 hereto.

"Vehicles"

Means new and used vehicles capable of carrying passengers and having three or more wheels, supplied by the Distributor.

NOW IT IS AGREED as follows:

    Purchases

     Chartered agrees to sell to the Dealer and the Dealer agrees to purchase from Chartered on the terms and conditions set out in this Agreement all Vehicles which the Dealer orders from the Distributor as below (the Dealer acknowledges that Chartered will purchase such Vehicles from the Distributor so as to enable Chartered to resell the same to the Dealer) provided that the proposed sale to the Dealer of a particular Vehicle hereunder shall not proceed if its doing so would cause the aggregate Purchase Price of the Vehicles held by the Dealer at any one time to exceed such monetary limit (not being less than 25,001 pounds ) as is from time to time notified by Chartered to the Dealer in writing or if Chartered in its sole discretion refuses to sell such Vehicle to the Dealer for any other good and sufficient reason.

2    Orders and Deliveries

     (i) The Dealer shall place his orders for the Vehicles with the Distributor (by confirming his acceptance of the allocation or delivery schedule sent to him by the Distributor) and will if requested by Chartered at the same time send a copy of such orders to Chartered at the above address marked for the attention of the Manager, Dealer Service Centre (08/EE);

     (ii) If the Dealer wishes to complain about the condition of any Vehicle delivered to it by the Distributor the Dealer shall notify both Chartered and the Distributor in writing within 24 hours of the date and time on which that Vehicle was so delivered. Each such complaint shall be dealt with in accordance with the provisions of the A C

     Car Group Dealer Agreement relating to damage to Vehicles at the time of delivery.

3    Handling Charge

     (i) The Dealer shall pay to Chartered monthly in arrear on demand a handling charge ("the Handling Charge") and VAT thereon if applicable. The
Handling Charge payable for the calendar month in question shall be calculated at the Charge Rate applicable to that month on a daily basis on the aggregate Purchase Price of the Vehicles held by the Dealer (and on any other monies from time to time owed by the Dealer to Chartered) at the close of business on each day or if the Dealer is not open for business on any particular day at the close of business on the last previous day on which the Dealer was open for business. A year shall be deemed to consist of 365 days. A Vehicle is "held" by the Dealer from the date on which Chartered is required to pay the Distributor's invoice to Chartered in respect of a Vehicle to the day on which (a) Chartered receives payment of the Purchase Price in respect of such Vehicle or (b) the Vehicle is returned to the possession of Chartered (in either case inclusive of both such days).

     (ii) Notwithstanding sub-clause (i) above Chartered may at its discretion require payment from the Dealer of deposits in respect of the Vehicles, the aggregate Purchase Price of the Vehicles being reduced merely for the calculation of Handling Charges, and of usage of the monetary limit of the facility notified by Chartered, from time to time by the amount of such deposits during such time as they are held.

     (iii) If the Handling Charge is not paid on its due date Chartered may charge daily interest at the Charge Rate on the amount unpaid and Chartered will have the right to terminate this Agreement.

     (iv)  Chartered may at its discretion  allow  Handling  Charge free days in
accordance   with  terms  from  time  to  time  agreed  by  Chartered  with  the
Distributor.

4    Title

     Title in a Vehicle will remain in Chartered until the payment in full by the Dealer to Chartered of the Purchase Price in respect of that Vehicle (if so requested by Chartered such payment must be made by Direct Debit and if not paid in cash will be deemed unpaid until actually cleared by Chartered's bankers). Chartered shall be entitled to maintain an action against the Dealer for the Purchase Price (or any balance thereof unpaid) of any Vehicle agreed to be purchased by the Dealer notwithstanding that title to such Vehicle has not passed to the Dealer.

5    Payment for Vehicles

     The Dealer must forthwith notify Chartered of the happening of a Specified Event in respect of any of the Vehicles and immediately pay to Chartered the Purchase Price in respect thereof by direct debit from the Dealer's bank account.

     Failure by the Dealer to make such payment on the happening of the Specified Event shall be deemed to be a repudiation of this Agreement by the Dealer entitling Chartered to take possession of any of the Vehicles in which title has not passed to the Dealer and to enter the premises of the Dealer for that purpose.

     If any Purchase Price is not paid on the above happening the Dealer shall pay to Chartered with monthly rests interest calculated daily on the amount unpaid at a rate of up to FHBR plus 5% per annum.

6    Dealer's Obligations

     Until the Dealer has paid Chartered the Purchase Price for each or where appropriate all of the Vehicles the Dealer shall:-

     (a) from the time when the Distributor or its agent delivers the Vehicles to the Dealer:-

     (i) properly house and supervise the Vehicles to the satisfaction of Chartered and bear the risk of any loss or damage thereto and at the request of Chartered shall assign the benefit of any claim in respect thereof to Chartered and any monies recovered thereunder by the Dealer shall be held in trust for Chartered in the Account as referred to in Clause 14 (iii) hereof;

     (ii)insure the Vehicles at his own expense comprehensively with an insurance company approved by Chartered in the sum of the total Purchase Price on terms that all monies recovered will be directly paid to Chartered;

     (iii) not without the prior consent of Chartered alter the Vehicles or any equipment fitted to them or remove the Vehicles from the premises of the Dealer and at all times, if required by Chartered, store the Vehicles in such a way as they can be readily recognised as the property of Chartered and permit Chartered or its agent or their representatives to inspect the Vehicles;

     (iv) keep accurate records showing the history and exact location of the Vehicles and make such returns to Chartered and provide such financial and other information relating to the Dealer and his business as shall be requested by Chartered; and

    (b)   at no time either

     (i) assign transfer charge or otherwise deal with this Agreement in whole or in part or to agree to or attempt to create or suffer the creation of any of the foregoing, nor charge or otherwise encumber or attempt to encumber any of the Vehicles; or

     (ii) until the termination of this Agreement without the prior consent of Chartered enter into any agreement or other arrangement of a similar kind or effect for the provision of stocking or other loan or credit facilities in connection with the purchase or sale of Vehicles.

7    Limitation of Liability

     Chartered shall have no liability or obligation hereunder to accept any order or allocation of Vehicles and Chartered shall be entitled to cancel any order made by the Dealer (or countermand any allocation) and the Dealer shall have no right or claims against Chartered in respect of Vehicles purchased hereunder which it would not have against the Distributor had the Dealer bought the Vehicles directly from the Distributor, and any rights or claims which the Dealer has shall be pursued at his own expense against the Distributor as if the Vehicles had been purchased directly from the Distributor, and for the purpose hereof the Vehicles are sold with the benefit of the Distributor's warranty so far as Chartered is able to give the same.

8    Chartered Demand to Return Vehicles

     (i) Chartered may on termination of this Agreement pursuant to Clause 10 below, unless it requires the Dealer to retain the Vehicles (or any of them) hereunder, demand ("the Demand") that the Dealer return to Chartered or any other body nominated by it all or any of the Vehicles the title in which has not passed hereunder, and thereupon the affected Vehicles shall be returned to Chartered and/or as and where it directs forthwith by the Dealer at his own expense in the same new and unused condition and the Dealer shall indemnify Chartered for any action it reasonably takes to recover possession of the Vehicles or any of them and will pay to Chartered any sums by which the price obtained for any such Vehicle falls below the Purchase Price thereof.

     (ii) On the making of the Demand by Chartered, subsequent to which the Dealer shall be deemed to be in possession of the Vehicles without Chartered's consent, the power for the title in the Vehicles or any of them the vehicles without the prior written consent of Chartered save only at the expense of the Dealer to keep and store the Vehicles in the same new and unused condition and insured hereunder.

9 No Right to Return by Dealer

     Subject to the terms of clause 8, the Dealer shall not be entitled to return to Chartered any

Vehicles being purchased under the terms of this Agreement.

10 Termination

     This Agreement shall commence on the date hereof and continue until terminated:-

     (i) by either party giving to the other not less than one month's notice in writing of termination, or

     (ii)forthwith upon Chartered giving to the Dealer notice in writing that Chartered is of the opinion that there has been a material deterioration in the financial standing of the Dealer or that the Dealer has committed any breach of the terms of this Agreement or any other agreement between Chartered and the Dealer express or implied, or

     (iii)automatically upon the happening of any of the events specified in Clause 6(b) (i) hereof, or in the event of the Dealer being a company, upon the presentation of a petition or the passing of a resolution to wind up the Dealer or upon the Dealer having a Receiver of its property or any part thereof appointed or upon the Dealer (being an individual) entering into any composition or arrangement with any of his creditors or having a petition for bankruptcy presented against him or becoming the subjection of an application for an interim order or calling any meeting of his creditors or becoming in apparent insolvency in Scotland or having execution or distress threatened or levied on any of his goods or ceasing or threatening to cease to carry on business, or

     (iv)automatically   upon  the   termination   of  whatever  cause  of  the.
 .............. Dealer Agreement.

     Such termination shall take effect without prejudice to antecedent rights and liabilities and in particular (but without prejudice to the generality of the foregoing) the obligations of the Dealer to pay all monies owing to Chartered and notwithstanding such termination:

     (a) the obligations of the Dealer under Clause 6 hereof shall continue in respect of each Vehicle then held by or on behalf of the Dealer until such time as, upon Chartered making the Demand under Clause 8, the same is returned into the possession of Chartered or as it may direct pursuant to Clause 8 hereof,


        and


    (b) the Handling Charge shall continue to accrue until, upon Charfered making the Demand, all Vehicles have been returned into the possession of Charfered or as and where it may direct aforesaid.

     Chartered shall be entitled to refrain from making the Demand, and instead to require the Dealer to retain the Vehicles (or any of them). In respect of all Vehicles not returned to Chartered following termination of this Agreement, the Dealer's obligation to purchase those Vehicles on the terms of this Agreement shall continue.

11 Instalment Credit Business

     During the currency of this Agreement the Dealer will give to Charfered or an associated company nominated by it the right of first refusal to finance all available Hire Purchase, Credit or Conditional Sale, Personal Loan or other form of instalment credit business and all leasing and contract hire business consequent upon sales and leases of cars and other vehicles provided Charfered or such associated companies is prepared to finance or lease the same on its terms and conditions for the time being in force in relation to similar transactions and also provided that Charfered has not specifically waived this right.

12 Demonstrators

     Where in respect of any Vehicle from time to time held by the Dealer under the terms of this Agreement, prior to the happening of any Specified Event, the Dealer wishes to use such Vehicle on a public road for demonstration purposes and prior to such use obtains the consent of Chartered to that use, then the title in such Vehicle shall remain in Chartered and the provisions of this Agreement shall continue to apply except ( 1 ) that the Dealer shall not without the prior consent of Chartered allow any Specified Event set out in paragraph
(i), (ii), (vii), (viii) or (x) of Schedule 2 hereto fo happen to such Vehicle prior to the expiry of 180 days from the date on which such Vehicle is first registered for use on a public road ("the Registration Date") (2) that the Charge Rate applicable to that Vehicle will be 2.0|^| per annum above FHBR from time to time (or such other rate as may from time to time be notified to the Dealer by Charfered hereunder), and (3) that the Purchase Price shall be payable as follows:-

     (i) the VAT in respect of such Vehicle shall be due and payable on the Registration Date, and

     (ii)the balance of the Purchase Price net of VAT in respect of such Vehicle shall (subject to (iii) below) be payable as to twenty per cent by five equal instalments monthly in arrear and as to the remaining eighty per cent 180 days after the Registration Date;

     (iii)if prior to payment of the whole Purchase Price in accordance with the provisions of (i) and (ii) above any of the Specified Events occurs (other than the registration of such Vehicle or its use for demonstration purposes and other than the Specified Event set out in paragraph (xii) of Schedule 2 hereto) the balance of the Purchase Price remaining unpaid at that time shall become immediately payable and the provisions of Clause 5 above apply (provided always that the occurrence of any Specified

     Event set out in paragraph (iv), (v) or (vi) of Schedule 2 hereto shall not result in the balance of the Purchase Price remaining unpaid becoming immediately payable in accordance with the provisions of this Clause (iii) if (and only if) Chartered prior to occurrence of the Specified Event consented in writing to the same).

     The Dealer acknowledges that the deferred payment facility set out in this clause shall apply only in respect of a maximum of one Vehicle at any one time (or as otherwise agreed by Charfered in writing).


13 Surcharge

     Chartered reserves the right to levy a surcharge to cover any costs incurred by Chartered in providing any additional services to the Dealer, at the Dealer's request, which do not form part of the standard service provided by Chartered in connection with the facility, and also to cover any losses or expenses incurred by Chartered as a result of the Dealer not conforming with any of the terms and conditions of this Agreement and of any facility offer letter issued by Chartered in connection with this Agreement.

14 Miscellaneous

     (i)If the Dealer comprises two or more persons all covenants by the Dealer shall be construed as joint and several covenants by such persons.

     (ii)No variation of the provisions hereof or consent given by Chartered shall be binding upon Chartered unless the same shall be in writing duly signed by it or on its behalf and such variation or consent shall be particular to the circumstances mentioned by such writing and shall not be regarded as a general variation.

     Further no time or other indulgence granted to the Dealer shall prejudice the strict rights of Chartered under this Agreement. Chartered reserves the right to vary or amend the terms of this Agreement on giving to the Dealer one month's notice in writing provided always that the monetary limit referred to in Clause 1 hereof and/or the periods referred to in paragraph (xii) of Schedule 2 hereto and Clause 12 hereof (together with the amounts and timing of payments) may be varied forthwith by notice in writing to the Dealer.

     (iii)The Dealer shall have authority to sell Vehicles supplied hereunder and for which he has not yet paid, subject however in the case of demonstrators to the terms of clause 12 (i) hereof, provided that in doing so as regards the purchasers he acts and purports to act as principal only, although as regards Chartered he is authorised to effect the said sales only on terms that he holds the proceeds of such sales (including any vehicles accepted by the Dealer in part-exchange) in trust for Chartered until the

Purchase Price has been paid to Chartered.

     Forthwith upon notice by Chartered to the Dealer at any time all monies so held in trust for Chartered shall be kept separate from the Dealer's other monies and shall be paid into a bank account in the name of Chartered ("the Account").

     The Dealer shall not have authority to sell or otherwise deal with any vehicles which have been taken by the Dealer in part-exchange and which are held in trust for Chartered. If in breach of his obligations under this sub-clause the Dealer uses any of the said monies to purchase other vehicles or sells any of the vehicles taken by him in part-exchange then such vehicles and such proceeds of sale (together with any further proceeds of sale or further vehicles taken in part-exchange) shall also be held in trust for Chartered in accordance with the provisions of this sub-clause.

     (iv)This Agreement shall extend to England Scotland Wales and Northern Ireland but shall be governed by and construed in accordance with the Law of England.

     (v) All notices and other communications to either party shall be in writing and sent by post or facsimile copier and shall be deemed to have been duly made or given (if sent by post) when received or two days after having been deposited in the mail first class postage pre-paid, whichever is the earlier, or, if sent by facsimile copier, when sent, and shall be addressed to the places given in this Agreement or such other address as either party may specify to the other by prior notice in writing.

     (vi)Chartered shall have the right to set off against any monies payable by Chartered to the Dealer any monies and liabilities of any nature whatsoever and howsoever arising from time to time due, owing or incurred by the Dealer to Chartered.

15. Information

     (i) The Dealer shall send to Chartered each year a complete copy of the Dealer's annual report and accounts including balance sheets and profit and loss accounts duly certified by the Dealer's auditors or externa) accountants as appropriate and fully approved by the Dealer promptly upon such certification by auditors or accountants. The Dealer shall at any time supply Chartered with such further information as Chartered may from time to time request including draft and periodic management accounts.

     (ii) The Dealer undertakes to inform Chartered forthwith of:-

     (ii).l the commissioning of any report or investigation regarding the Dealer's business by any other lender or funder, or

     (ii).2 in the case of a Dealer which is a limited company any change in shareholding affecting the balance of its control or in the case of a
Dealer which is a partnership any change in the composition or any dissolution of the partnership or in the case of a Dealer which is a sole proprietorship any change from such status whether to a partnership or to a limited company.

     The Dealer agrees to provide such further information relating to the above matters as Chartered may request.

     AS WITNESS the hands of the parties hereto on the day and year first before written.


                                   SCHEDULE 1

                                   CHARGE RATE

(for the computation of the Handling Charge under Clause 3 other than in respect of demonstrators, to which Clause 12 applies)

     In this Schedule "the volume of instalment credit" means the aggregate amount of advances made by Chartered or its nominees for new and used vehicles supplied by the Dealer to the Dealer's customers at the premises from which the Dealer retails Vehicles excluding the finance charges thereon.

2. The Charge Rate applicable for any period will be calculated as follows:-

     2.1 For the period from the date on which Charfered opens the Dealer's account in respect of Vehicles ("the Opening Date") to whichever of 31 March, 30 June, 30 September or 31 December is the end of that calendar quarfer in which elapses an interval of 6 months from such date the Charge Rate shall be the rate specified in the offer letter sent to and accepted by the Dealer.

     2.2 On the date of expiry of the period specified in paragraph 2.1 of this Schedule ("the First Review Date") or as soon as practicable thereafter Charfered shall calculate the Charge Rate to be applicable for the period from the First Review Date until the last day of the next following calendar quarfer ("the Second Review Date") by reference to the ratio of the volume of instalment credit in the period from the start of the calendar month in which occurs the Opening Date until the end of the calendar month immediately preceding the First Review Date ("the First Review Cut-Off Date") (annualised as below) relative to the average utilisation by the Dealer in the period from the Opening Date until the First Review Cut-Off Date of the stocking facility/-ies made available to the Dealer (for example:-

     If the account were opened on 22 July, the First Review Date would be 31 March.

     The Charge Rate for the quarter from 1 April to 30 June would be computed reflecting instalment credit between 1 July and 28 February, after annualising such instalment credit, and average utilisation between 22 July and 28 February).

       Such calculation shall be made in accordance with the following table:-

       Ratio of Instalment Credit                  Charge Rate as a % related to
       volume to average utilisation               Finance House Base Rate





     The left hand side of the ratio in the first column is the volume of instalment credit in any period under review and the right hand side of the ratio therein (shown as:l ) is the average utilisation of the stocking facility/ies for the associated period.

     In calculating on the First Review Date the Charge Rate applicable for the ensuing calendar quarter Chartered will annualise the volume of instalment credit advanced up to the First Review Cut-Off Date (for example, if the volume of instalment credit advanced is u140,000 and a complete seven month period has elapsed from the Opening Date until the First Review Cut-Off Date, that is regarded for the purposes of the above table as being u240,000).

     2.3 On the Second Review Date or as soon as practicable thereafter Chartered shall calculate the Charge Rate to be applicable for the period from the Second Review Date until the last day of the next following calendar quarter ("the Third Review Date") by reference to the ratio of the volume of instalment credit in the period from the start of the calendar month in which occurs the Opening Date until the end of the calendar month immediately preceding the Second Review Date ("the Second Review Cut-Off Date") (annualised as below) relative to the average utilisation by the Dealer in the period from the Opening Date until the Second Review Cut-Off Date of the stocking facility/-ies made available to the Dealer and in accordance with the above-mentioned table.

     For the purpose of this calculation Chartered will annualise the volume of instalment credit advanced up to the Second Review Cut-Off Date (for example, if the volume of instalment credit advanced is u200,000 and a complete ten month period has elapsed from the Opening Date until the Second Review Cut-Off Date, that is regarded for the purposes of the above table as being 240,000 pounds).

     2.4 On the Third Review Date or as soon as practicable thereafter Chartered shall calculate the Charge Rate to be applicable for the period from the Third Review Date until the last day of the next following calendar quarter in accordance with the above-mentioned table and by reference to the ratio, relative to the average utilisation by the Dealer in the relevant period (calculated in accordance with paragraph 2.4.1 or 2.4.2 as appropriate below) of the stocking facility/-ies made available to the Dealer, of the volume of instalment credit advanced in the twelve month period prior to the end of the calendar month immediately preceding the Third Review Date ("the Third Review Cut-Off Date"). The relevant period shall be calculated as follows:-

     2.4.1 If the Opening Date shall have occurred in a calendar month in the year preceding the year in which the Third Review Date occurs which is prior to the month in which the Third Review Date so occurs then the relevant period shall be the twelve month period prior to the Third Review Cut-Off Date.

     (For example, if the Third Review Date is 30 September 2000 and the Opening Date occurred prior to 1 September 1999 the relevant period (i.e, the period for calculating the average utilisation by the Dealer of the stocking facility/-ies made available to the Dealer) shall be the twelve month period commencing on 1 September 1999 and ending on 31 August 2000).

     2.4.2 If the Opening Date shall have occurred in the same calendar month in the year preceding the year in which the Third Review Date occurs as the month in which the Third Review Date occurs the relevant period shall be the period from the Opening Date to the Third Review Cut-Off Date.

     (For example, if the Third Review Date is 30 September 2000 and the Opening Date occurred between 1 September 1999 and 30 September 1999 the relevant period (i.e, the period for calculating the average utilisation by the Dealer of the stocking facility/-ies made available to the Dealer) shall commence on the Opening Date and end on 31 August 2000).

     2.5 After the Third Review Date the review dates shall be on the last day of each calendar quarter thereafter in accordance with the dates specified in paragraph 2.1 of this Schedule and the Charge Rate for each ensuing three month period will be calculated by reference to the ratio of the volume of instalment credit in the twelve month period prior to the end of the calendar month immediately preceding the date on which the review in question is being carried out relative to the average utilisation by the Dealer in such period of the stocking facility/-ies made available to the Dealer and in accordance with the above-mentioned table.


                                   SCHEDULE 2

                              THE SPECIFIED EVENTS

     (i) the acceptance by a customer of an offer for sale of a Vehicle made to a customer by the Dealer;

     (ii) the acceptance by the Dealer of an offer made to the Dealer by a customer to purchase a Vehicle;

     (iii) the despatch by hand or by post of an application for a Vehicle to be registered;

     (iv) the giving of written instructions for the purpose of any alteration, adaptation or addition to a Vehicle or its equipment;

     (v) the despatch of a Vehicle for any purpose  mentioned  in  sub-paragraph
(iv) above;

     (vi) the commencement of any work to make any alteration, adaptation or addition to a Vehicle or its equipment;

     (vii)  making  a  Vehicle  the  subject  of  a  legally   enforceable  hire
agreement,0r hiring it out;

     (viii) making a Vehicle the subject of a legally enforceable hire purchase agreement, credit sale agreement, charge,1ien or bill of sale,0ther than a charge or lien created by the registered person;

     (ix ) the use of a Vehicle on a public road for demonstration purposes, or its use for any purpose other than display, by the Dealer;

     (x) the purchase of a Vehicle by the Dealer for its appropriation as stock or to his own use or that of any other person;

     (xi) the transfer of a Vehicle by the Dealer to another person or dealer in Products;

     (xii) the expiry of 180 days after the date when Chartered pays the Purchase Price of a Vehicle to the Distributor upon its setting in hand the delivery of such Vehicle to the Dealer;

     (xiii) the doing by the Dealer of any act which is inconsistent with his right or ability to return a Vehicle; (xiv) a Vehicle having travelled (except resting on a transporter vehicle) 100 or more miles;

     (xv) a Vehicle becoming a write off for insurance purposes.

     Sub-Paragraphs (iv), (v) and (vi) above shall not apply where the alteration, adaptation or addition -

     (a) is carried out on the instructions of Chartered or the Distributor; or

     (b) consists of any maintenance or repair; or

     (c) consists of the addition of any "slip-on" type of accessory for sales promotion.


SIGNED on behalf of the DEALER in the
presence of:-
Signature of Witness ..............................
Full Name . ............................
Address

)
) . . . . . .... . ..................................





SIGNED on behalf of CHARTERED TRUST )
PUBLIC lIMITED COMPANY in the presence of:-) ...........................
Signature of Witness ............................... . .................
Full Name ................ . .... . ................................ . .
Address ....................................... .... ...................